EXHIBIT 99.1



                           MCI ACCEPTS RESIGNATIONS


ASHBURN, Va., June 10, 2003 - MCI (WCOEQ, MCWEQ) today announced that its Board of Directors has accepted the resignation of Michael H. Salsbury, executive vice president and general counsel. Working with MCI for the past 24 years, he has been a champion for competition within the telecommunications industry. During the past year, Salsbury and his team have worked diligently to ensure the company remains on track to emerge from Chapter 11 protection this fall.

Separately, Susan Mayer, senior vice president and treasurer, also tendered her resignation today.

About WorldCom, Inc.
WorldCom, Inc. (WCOEQ, MCWEQ), which currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to http://www.mci.com.


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